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                                                                   EXHIBIT 10.34

                                 ENDOCARE, INC.

                    2004 NON-EMPLOYEE DIRECTOR OPTION PROGRAM

                                    ARTICLE I
                    ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.01 ESTABLISHMENT OF PROGRAM

The Endocare, Inc. 2004 Non-Employee Director Option Program (the "Program") is adopted pursuant to the Endocare, Inc. 2004 Stock Incentive Plan (the "Plan") and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02 PURPOSE OF PROGRAM

The purpose of the Program is to enhance the ability of the Company to attract and retain directors who are not Employees ("Non-Employee Directors") through a program of automatic Option grants.

1.03 EFFECTIVE DATE OF THE PROGRAM

The Program is effective as of the date the Plan is approved by the stockholders of the Company.

                                   ARTICLE II
                                   DEFINITIONS

Capitalized terms in this Program, unless otherwise defined herein, have the meaning given to them in the Plan.

                                  ARTICLE III
                                  OPTION TERMS

3.01 DATE OF GRANT AND NUMBER OF SHARES

A Non-Qualified Stock Option to purchase 30,000 shares of Common Stock shall be granted (the "Initial Grant") to each Non-Employee Director elected or appointed to the Board after the effective date of the Program. Such Initial Grant will be made to such Non-Employee Directors on the first trading day after each Non-Employee Director first becomes a Non-Employee Director. In addition, on January 10 of each year commencing with January 10, 2005, each Non-Employee Director serving as a Non-Employee Director on such date shall be granted a Non-Qualified Stock Option to purchase 20,000 shares of Common Stock (a "Subsequent Grant"); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company, as of such date, for at least six (6) months. Notwithstanding the foregoing, if January 10 of the year in question is not a trading day, such

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Subsequent Grant will be made on the first trading day that occurs immediately after January 10 of the year in question.

3.02 VESTING

Each Initial Grant under the Program shall vest and become exercisable as to 50% of the shares of Common Stock subject to the Option twelve (12) months after the grant date and an additional 50% of the shares of Common Stock subject to the Option shall vest and become exercisable twenty-four (24) months after the grant date, such that the Option will be fully exercisable two (2) years after its date of grant. Each Subsequent Grant under the Program will vest and become exercisable as to 100% of the shares of Common Stock subject to the Option twelve (12) months after the grant date.

3.03 EXERCISE PRICE

The exercise price per share of Common Stock of each Initial Grant and Subsequent Grant shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

3.04 CORPORATE TRANSACTION/CHANGE IN CONTROL

      (a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Options under the Program shall terminate. However, all such Options shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

      (b) Acceleration of Award Upon Corporate Transaction or Change in Control.

            (i) Corporate Transaction. In the event of a Corporate Transaction and irrespective of whether the Option is Assumed or Replaced, each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option, provided that the Grantee's Continuous Service has not terminated prior to such date. The portion of the Option that is not Assumed shall terminate under subsection (a) of this Section 3.04 to the extent not exercised prior to the consummation of such Corporate Transaction.

            (ii) Change in Control. In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Option, provided that the Grantee's Continuous Service has not terminated prior to such date.

3.05 OTHER TERMS

The Administrator shall determine the remaining terms and conditions of the Options awarded under the Program.

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3.06     AMENDMENT, SUSPENSION OR TERMINATION OF THE PROGRAM

The Board may at any time amend, suspend or terminate the Program without the approval of the Company's stockholders.

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